UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

BAUSCH & LOMB INCORPORATED (Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 19, 2007, the Company announced that effective immediately Efrain Rivera, currently Vice President and Treasurer, has been appointed to the role of Senior Vice President and Chief Financial Officer of the Company. In addition, the Company announced that Stephen C. McCluski, who has announced his plan to retire on June 30, 2007, has been appointed to the role of Senior Vice President, Corporate Strategy. A copy of the press release containing the announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Rivera first joined the Company in 1989 and has served as the Company’s Vice President and Treasurer since 2004. Prior to that, Mr. Rivera was president-Bausch & Lomb Canada and Latin America and served in other capacities in the Company. Additional information about Mr. Rivera’s background is contained in the press release.

In conjunction with his appointment, effective March 19, 2007 Mr. Rivera will receive a grant of 20,000 shares of restricted stock under the Company’s 2003 Long-Term Incentive Plan. One-half of the shares will vest on March 19, 2010 and the other half will vest on March 19, 2012. In addition, based on his new position, under the Company’s annual incentive plans, Mr. Rivera is now eligible to earn a target bonus of seventy-five (75%) of his base salary, depending on the Company achieving stated performance goals.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial statements of businesses acquired. - Not applicable
(b)	Pro forma financial information. - Not applicable
(c)	Exhibits. The following exhibit is filed as part of this report:
99.1 Press Release dated March 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date: March 19, 2007